UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 19, 2008)

Realogy Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2008, the Compensation Committee of the Board of Directors of Domus Holdings Corp. the parent company of Realogy Corporation, approved an amendment to the Realogy Corporation Officer Deferred Compensation Plan pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and interpretive guidance issued thereunder (“Section 409A”).

The amendment permits participants to revoke their current distribution elections on file and make a new unifying election for their entire account balance. The revocation and election must be made prior to December 31, 2008. The new election will allow participants to receive a lump sum distribution in April 2009 or to maintain their current election.

Section 409A is a federal tax law enacted in 2004 governing “nonqualified deferred compensation” arrangements. Section 409A imposes additional tax and penalties on service providers (including employees and directors) if a covered arrangement has not been amended to comply with, or satisfy an exemption from, Section 409A by December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Corporation

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 23, 2008